Exhibit 10.23

SUPPLEMENTAL AGREEMENT

REGARDING CDX AGREEMENT AND COLLABORATION AGREEMENT AND SIXTH AMENDMENT TO COLLABORATION AGREEMENT

This Supplemental Agreement Regarding CDx Agreement and Collaboration Agreement And Sixth Amendment to Collaboration Agreement   (this “Supplemental Agreement”) is entered into as of January 6, 2016 (the “Effective Date”) by and among Medivation, Inc., a Delaware corporation having offices located at 525 Market Street, 36th Floor, San Francisco, CA 94105, United States, its wholly owned subsidiary Medivation Prostate Therapeutics, Inc., a Delaware corporation having offices located at [the same location] (such entities, collectively, “Medivation”), Astellas Pharma Inc., a Japanese corporation having offices located at 2-5-1, Nihonbashi Honcho, Chuo Ku, Tokyo 103- 8411, Japan (“API”) and its indirect wholly owned subsidiary Astellas US LLC, a Delaware limited liability company having office located at 1 Astellas Way, Northbrook, Illinois 60062, United States (collectively with API, “Astellas”).  Medivation and Astellas are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

Background

Medivation and Astellas entered into a Collaboration Agreement dated October 26, 2009, as amended January 1, 2010, May 13, 2011, April 1, 2013, October 29, 2013, and May 6, 2014 (the “Collaboration Agreement”).

NanoString Technologies, Inc. (“NanoString”), Medivation, Inc. and its Affiliates (as defined in the CDx Agreement; collectively with Medivation, Inc., “MDV”), and API entered into a Collaboration Agreement effective as of January 6, 2016 (the “CDx Agreement”).

Medivation and Astellas desire to provide for certain supplemental terms with respect to their rights and obligations pursuant to the CDx Agreement and the Collaboration Agreement, and to clarify the intended interplay of certain terms of the CDx Agreement and the Collaboration Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Supplemental Agreement, the Parties hereby agree as follows:

Article 1

Definitions

As used in this Supplemental Agreement, the following initially capitalized terms, whether used in the singular or plural form, shall have the meanings set forth in this Article 1.  Unless otherwise provided herein, any capitalized term used but not defined herein shall have the meaning provided in the Collaboration Agreement.  In addition, the terms “includes,” “including,” “include” and derivative forms of them shall be deemed followed by the phrase

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“without limitation” (regardless of whether it is actually written there (and drawing no implication from the actual inclusion of such phrase in some instances after such terms but not others)) and the term “or” has the inclusive meaning represented by the phrase “and/or” (regardless of whether it is actually written (and drawing no implication from the actual use of the phrase “and/or” in some instances but not in others)).  Unless otherwise stated, dollar amounts set forth herein are U.S. dollars.

1.1  “API CDx IP” means (a) Background IP (as defined in the CDx Agreement) of API or its Affiliates, and (b) API’s interest in and to (i) Joint Project IP (as defined in the CDx Agreement), (ii) Medivation/Astellas Project IP (as defined in the CDx Agreement), and (iii) Medivation/Astellas Project Data (as defined in the CDx Agreement).

1.2“CDx” has the meaning ascribed to such term in the CDx Agreement.

1.3“CDx Joint Patent” has the meaning ascribed to the term “Joint Patent” in the CDx Agreement.

1.4“CDx JSC” has the meaning ascribed to the term “JSC” in the CDx Agreement.

1.5“Inventions” has the meaning ascribed to such term in the CDx Agreement.

1.6 “IVD” has the meaning ascribed to such term in the CDx Agreement.

1.7“Joint Project IP” has the meaning ascribed to such term in the CDx Agreement.

1.8“Losses” has the meaning ascribed to such term in the CDx Agreement.

1.9“MDV CDx IP” means (a) Background IP (as defined in the CDx Agreement of MDV or its Affiliates, and (b) MDV’s interest in and to (i) Joint Project IP (as defined in the CDx Agreement), (ii) Medivation/Astellas Project IP (as defined in the CDx Agreement), and (iii) Medivation/Astellas Project Data (as defined in the CDx Agreement).

1.10“Medivation/Astellas Project IP” has the meaning ascribed to such term in the CDx Agreement.

Article 2

Governance

2.1CDx JSC Voting.  In light of the fact that Medivation and Astellas [*] at the CDx JSC, Medivation and Astellas agree that [*] shall be cast in accordance with the following principles:

(a)If the Parties agree in writing [*], then both Parties shall cast [*] at the CDx JSC in accordance with such agreement.  If the Parties do not agree in writing [*], [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)If the Parties do not agree in writing [*], and the vote pertains solely to the Licensed Territory [*], including the Development or Commercialization of the CDx solely for the Licensed Territory, then [*].

(c)If the Parties do not agree in writing [*], and the vote pertains to a matter other than an [*], then the JSC shall promptly attempt to resolve such disagreement in accordance with Section 2.7 of the Collaboration Agreement (including the rights of the Parties to determine such matter, if applicable, under Sections 2.7(b)(i) and (ii) and referral to Executive Officers set forth in Section 2.7(c)), in each case taking account of the timing of such decision as may be required to comply with the CDx Agreement.  For so long as the Parties remain deadlocked with respect to any decision within the jurisdiction of the CDx JSC after compliance with the foregoing procedures, [*], and the [*] procedures set forth in [*] and [*] of the CDx Agreement shall apply as to the decision to be made by the CDx JSC.

2.2Regulatory Matters.  The Parties agree that, as between Medivation and Astellas, all decisions in respect of regulatory strategy in relation to any Product (including Regulatory Issues) shall be governed by Articles 2 and 4 and the other terms and conditions of the Collaboration Agreement, notwithstanding anything to the contrary set forth in the CDx Agreement, including Section 4.1(b) of the CDx Agreement.  In exercising any rights or approvals of Medivation or Astellas pursuant to the CDx Agreement, each Party shall exercise such right or grant such approval consistent with the foregoing.

2.3Other Joint Decisions, Rights and Actions.  Except as otherwise provided in this Article 2 or in Article 3 or 9 of this Supplemental Agreement, wherever the CDx Agreement provides for a decision to be made, a right to be exercised (including a consent right) or an action to be taken, in each case by Medivation and Astellas collectively (excluding any decision, right or action to be taken by “each of” Medivation and Astellas), and the Parties do not agree on such decision, the exercise of such right or the taking of such action, then such decision, right or action shall be made, exercised or taken in accordance with the principles set forth in Section 2.1, except that (i) the concept of casting of the [*] vote at the JSC shall be replaced with the concept of making such decision, exercising such right or taking such action and (ii) the statement in the last sentence of Section 2.1(c) of this Supplemental Agreement that the “[*] procedures set forth in [*] … of the CDx Agreement shall apply” shall be disregarded.  If the Parties agree in writing on such decision, the exercise of such right or the taking of such action, either Party may make such decision, exercise such right or take such action for purposes of the CDx Agreement.

2.4Joint Obligations.  For clarity, when the phrases “Medivation or Astellas” (other than at the end of a list or as part of any defined term) or “Medivation and Astellas” are used in the CDx Agreement in the context of an obligation to be performed under the CDx Agreement, and such obligation does not reasonably pertain to only one such Party in the context in which it is used, both Medivation and Astellas shall be obligated to the other to comply with such obligation.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.5Coordination.  The Parties shall cooperate with each other to implement reasonable procedures to streamline [*] decisions, actions, rights and obligations under the CDx Agreement in accordance with this Article 2.

Article 3

Allocation of Costs

3.1Cost Sharing of Compensation.  As between Medivation and Astellas, all amounts to be paid by Medivation or Astellas to NanoString under the CDx Agreement (other than Article 14 thereof or for breach thereof), including the Technology Access Fee (as defined in the CDx Agreement), development costs (including Development Costs (as defined in the CDx Agreement)), and milestone payments (for purposes of this Supplemental Agreement, any such amounts due to NanoString may be referred to as “Compensation”), shall be paid by Medivation or Astellas to NanoString as provided in this Section 3.1:

(a)with respect to Compensation consisting of the Technology Access Fee due pursuant to Section 8.1 of the CDx Agreement and the [*] pursuant to Section 11.1(c) of the CDx Agreement, such amounts shall be paid by [*] and [*] of such amounts shall be reimbursed by [*];

(b)with respect to Compensation consisting of Development Costs due pursuant to Section 8.2 of the CDx Agreement or any additional amounts which may be due pursuant to Section 3.3(b)(ii) of the CDx Agreement, such amounts shall be paid by [*] and [*] of such amounts shall be reimbursed by [*];

(c)with respect to Compensation consisting of the milestone payment due pursuant to Sections 8.3[*] of the CDx Agreement, such amounts shall be paid by [*] and [*] of such amounts shall be reimbursed by Astellas;

(d)with respect to Compensation consisting of the milestone payment due pursuant to Sections 8.3[*] of the CDx Agreement, such amounts shall be paid by [*] and shall [*];

(e)with respect to Compensation consisting of (i) any milestone payment due pursuant to the penultimate sentence of Section 8.3 of the CDx Agreement based on [*], and (ii) as set forth in Section 8.6 of the CDx Agreement, any amounts due to NanoString pursuant to Section 3.7 of the CDx Agreement as reimbursement for costs and expenses incurred with respect to [*], such amounts shall be paid by [*] and shall [*];

(f)with respect to Compensation consisting of the [*] due pursuant to Section 12.2 of the CDx Agreement based on the [*] of the CDx Agreement in the United States as a result of [*]  pursuant to Section 9.1 of this Supplemental Agreement, such amount shall be paid by [*] and [*] of such amount shall be reimbursed by [*];

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(g)with respect to Compensation consisting of other amounts due to NanoString from Medivation and Astellas pursuant to the CDx Agreement (excluding for purposes of this Section 3.1(g) (i) any amounts due as damages or other liability (including an arbitration award) for breach of the CDx Agreement by Medivation or Astellas and (ii) any amounts due pursuant to Section 14.2 or 14.3 of the CDx Agreement), such amounts shall be (A) paid by [*] and [*] shall be reimbursed by [*] if such amounts that relate to the [*], (B) paid by [*] and [*]  shall be reimbursed by [*] if such amounts relate to the [*], (C) [*] shall be paid by [*] and [*]  if such amounts relate [*], or (D) as the Parties may otherwise agree in writing.

3.2 Right of Payment to NanoString and Related Reimbursement.  Each of Medivation and Astellas will endeavor to timely pay each Compensation payment due and owing under the CDx Agreement in accordance with the foregoing cost sharing.   However, on account of the joint liability for Compensation set forth in Section 8.6 of the CDx Agreement, each of Medivation and Astellas may pay any Compensation to NanoString that is due and owing by the other Party to the extent such other Party has not paid its portion of such Compensation in a timely fashion.  In such event, the Party that failed to pay the full amount of its portion of the Compensation due and owing to NanoString shall promptly reimburse the other Party for any amount paid by such other Party on the non-paying Party’s behalf or, at the option of such other Party upon notice to the non-paying Party, such other Party shall have the right to offset any amount that was paid by such other Party on the non-paying Party’s behalf pursuant to this Section 3.2 against any payments owned by such other Party to the non-paying Party under the Collaboration Agreement or this Supplemental Agreement.

3.3Interest.  Each of Medivation and Astellas shall bear the full amount of any interest due on any late payment under Section 8.7 of the CDx Agreement to the extent arising from the portion of the Compensation for which it is responsible under the Collaboration Agreement.

3.4Relationship of Section 8.5 of the CDx Agreement to the Collaboration Agreement.  Notwithstanding anything contained in Section 8.5 of the CDx Agreement, as between Astellas and Medivation, with respect to costs and expenses incurred by such Party in the performance of its obligations under the CDx Agreement in connection with the Project, if and to the extent such costs and expenses would constitute Joint Commercialization Costs, Joint Development Costs, Joint Medical Affairs Costs or Manufacturing Costs pursuant to the Collaboration Agreement if incurred by such Party thereunder, such amounts shall constitute Joint Commercialization Costs, Joint Development Costs, Joint Medical Affairs Costs or Manufacturing Costs, as applicable, under the Collaboration Agreement and be subject to the terms and conditions thereof.

3.5Amounts Not Recharacterizable Under Collaboration Agreement. In the case of any costs identified in Section 3.1 of this Supplemental Agreement, neither Party shall have any right to charge, characterize or recharacterize such amounts as Joint Development Costs, Joint Medical Affairs Costs or Joint Commercialization Costs under the Collaboration Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 4

Intellectual Property

4.1Sole Project IP and Joint Project IP.  Subject to Section 4.2:

(a)Ownership.  The Parties agree that as between MDV and API:

(i)all Medivation/Astellas Project IP or Joint Project IP that is jointly conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law (hereinafter “Conceived”) by either Medivation or Astellas (but not both) and NanoString shall constitute (or be deemed to constitute) Sole Inventions of the Party that Conceived such Medivation/Astellas Project IP or Joint Project IP;

(ii)except as set forth in section 4.1(a)(i), all Medivation/Astellas Project IP shall constitute (or be deemed to constitute) Joint Inventions of the Parties under the Collaboration Agreement; and

(iii)ownership of all other Inventions Conceived under the CDx Agreement shall be determined pursuant to Section 10.1 of the Collaboration Agreement as though such other Inventions were inventions Conceived under the Collaboration Agreement.

(b)Prosecution of Joint Project IP First Controlled by NanoString.  The Parties agree that, as between MDV and API, with respect to Joint Project IP in which (i) both Medivation and Astellas have a joint interest under the CDx Agreement and (ii) NanoString has the first right to prepare patent applications covering such Joint Project IP and to file and Prosecute and Maintain (as defined in the CDx Agreement) such patent applications, and any resulting CDx Joint Patents in any jurisdiction, if NanoString provides written notice to MDV and API of NanoString’s intent to abandon, cease prosecution or otherwise not file or maintain any such CDx Joint Patent in any jurisdiction worldwide, MDV’s and API’s rights and obligations to each other with respect to prosecution and maintenance of such CDx Joint Patent shall be subject to the terms and conditions of the Collaboration Agreement, including Sections 10.3 and 10.5 thereof, with such CDx Joint Patent treated as a Joint Patent under the Collaboration Agreement.  The rights and obligations between MDV or API, on the one hand, and NanoString, on the other hand, with respect to such CDx Joint Patents shall continue to be governed by the CDx Agreement.

(c)Enforcement of CDx Joint Patents First Controlled by NanoString.  The Parties agree that, as between MDV and API, with respect to CDx Joint Patents in which (i) both Medivation and Astellas have a joint interest under the CDx Agreement and (ii) NanoString has the first right to bring an appropriate suit or other action to enforce such CDx Joint Patents against any person or entity allegedly engaged in infringement of such CDx Joint Patents, if NanoString notifies MDV and API of NanoString’s intent to not so elect (or settle or otherwise secure the abatement of such infringement), then MDV’s and API’s rights and obligations to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

each other with respect to enforcement of such CDx Joint Patent shall be subject to the terms and conditions of the Collaboration Agreement, including Sections 10.4 and 10.5 thereof, with such CDx Joint Patent treated as a Joint Patent under the Collaboration Agreement.  The rights and obligations between MDV or API, on the one hand, and NanoString, on the other hand, with respect to such CDx Joint Patents shall continue to be governed by the CDx Agreement.

4.2Medivation/Astellas Project Data.  Notwithstanding anything to the contrary in the Collaboration Agreement, the Parties agree that as between MDV and API, all Medivation/Astellas Project Data under the CDx Agreement shall constitute (or be deemed to constitute) a Joint Invention of the Parties under the Collaboration Agreement (whether or not NanoString also jointly conceived, discovered, developed or otherwise made such Medivation/Astellas Project Data).

4.3Confirmatory Assignment.  Each Party shall, and does hereby, assign, and shall cause its Affiliates to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Joint Project IP, Medivation/Astellas Project IP and Medivation/Astellas Project Data as well as any intellectual property rights with respect thereto, as is necessary to fully effect any rights of joint ownership provided for in Section 4.1(a) or Section 4.2 of this Supplemental Agreement.  Subject to the licenses and rights of reference granted by a Party to the other Party in the Collaboration Agreement, this Supplemental Agreement or the CDx Agreement, each Party shall have the right to Exploit any jointly-owned Joint Project IP, Medivation/Astellas Project IP and Medivation/Astellas Project Data without a duty of seeking consent or accounting to the other Party.

Article 5

Licenses

5.1Licenses to Astellas.  Without limitation to the rights and licenses granted by Medivation to Astellas in the Collaboration Agreement:

(a)MDV hereby grants to API a non-exclusive, worldwide, paid-up, royalty-free, sublicensable (through multiple tiers) license under the MDV CDx IP to the extent reasonably necessary or useful for API to perform its obligations under the CDx Agreement.

(b)MDV hereby grants to API a non-exclusive, worldwide, paid-up, royalty-free, sublicensable (through multiple tiers) license under the MDV CDx IP to the extent reasonably necessary or useful for API to Exploit any IVD, including any CDx, for use with any Product.  The licenses granted in this Section 5.1(b) and in Section 8.1 of the Collaboration Agreement, include a license for Astellas to Exploit Products with reference to or in conjunction with any IVD, including the CDx.

(c)MDV hereby grants to API a perpetual, non-exclusive, worldwide, paid-up, royalty-free, sublicenseable (through multiple tiers) license and “right of reference” in and to, including the right to cross-reference, file or incorporate by reference, any regulatory

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

documentation or any Regulatory Approvals (as defined in the CDx Agreement) Controlled by MDV with respect to any IVD, including any CDx, intended for use with any Product, for purposes of the Exploitation of any Product with reference to or in conjunction with any IVD, including any CDx, and the Exploitation of any IVD, including any CDx, for use with any Product.

5.2Licenses to Medivation.  Without limitation to the rights and licenses granted by Astellas to Medivation in the Collaboration Agreement:

(a)API hereby grants to MDV a non-exclusive, worldwide, paid-up, royalty-free, sublicensable (through multiple tiers) license under the API CDx IP to the extent reasonably necessary or useful for MDV to perform its obligations under the CDx Agreement.

(b)API hereby grants to MDV a non-exclusive, paid-up, royalty-free, sublicensable (through multiple tiers) license, in the Shared Territory, under the API CDx IP to the extent reasonably necessary or useful for MDV to Exploit any IVD, including any CDx, for use with any Product.

Article 6

Confidentiality

6.1Collaboration Agreement Governs Confidentiality Obligations.  The Parties hereby agree that this Section 6.1 shall govern MDV’s and API’s rights and obligations (if any) to each other with respect to any information or materials that (in the absence of this Section 6.1) qualify as Confidential Information of MDV or API under the CDx Agreement, and that this Section 6.1 shall apply in lieu of any rights or obligations that Medivation or Astellas would otherwise have to the other pursuant to Sections 9.1 through 9.4 of the CDx Agreement (Confidentiality) or other terms and conditions of the CDx Agreement that provide for rights and obligations of Medivation or Astellas in relation to the other, with respect to Confidential Information of MDV or API under the CDx Agreement.  In the case of any information or materials that (in the absence of this Section 6.1) qualify as “Confidential Information” of Medivation or Astellas pursuant to the CDx Agreement, as between Medivation and Astellas, such information and material shall constitute (or be deemed to constitute) “Confidential Information” of the applicable Party under the Collaboration Agreement only if and to the extent such information or materials would qualify as Confidential Information under the Collaboration Agreement if disclosed by Medivation or Astellas to the other under the Collaboration Agreement.  Any such information or material that so qualifies shall be subject to Article 13 of the Collaboration Agreement. The rights and obligations between MDV or API, on the one hand, and NanoString, on the other hand, with respect to Confidential Information (as defined in the CDx Agreement) shall continue to be governed by the CDx Agreement.

6.2Medivation/Astellas Project Data.  Without limiting Section 4.2, as between the Parties, all Medivation/Astellas Project Data under the CDx Agreement is hereby deemed Product Information under the Collaboration Agreement, regardless of whether or not such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Medivation/Astellas Project Data relates specifically to Collaboration Molecules or Products, or the Exploitation thereof.  MDV’s and API’s rights and obligations to each other with respect to such Medivation/Astellas Project Data shall be subject to the terms and conditions of the Collaboration Agreement, to the same extent as if such Medivation/Astellas Project Data were Product Information under the Collaboration Agreement.  The rights and obligations between MDV or API, on the one hand, and NanoString, on the other hand, with respect to Medivation/Astellas Project Data shall continue to be governed by the CDx Agreement.

Article 7

Indemnification and Limitation of Liability

7.1Indemnification of NanoString by Medivation and Astellas.  If either Medivation or Astellas are obligated to indemnify NanoString under Article 14 of the CDx Agreement:

(a)to the extent the Losses under the CDx Agreement for which such indemnification is owing (or has been provided) constitute Shared Program Damages under the Collaboration Agreement, such Losses shall be borne equally by each of Medivation and Astellas to the extent provided by Section 12.4 of the Collaboration Agreement;

(b)to the extent the Losses under the CDx Agreement for which such indemnification is owing (or has been provided) would constitute Astellas Damages resulting from Astellas Claims subject to indemnification by Medivation under Section 12.1 of the Collaboration Agreement, such Losses shall be borne by Medivation to the extent provided in Article 12 of the Collaboration Agreement; and

(c)to the extent the Losses under the CDx Agreement for which such indemnification is owing (or has been provided) would constitute Medivation Damages resulting from Medivation Claims subject to indemnification by Astellas under Section 12.2 of the Collaboration Agreement, such Losses shall be borne by Astellas to the extent provided in Article 12 of the Collaboration Agreement.

7.2Indemnification of Medivation by Astellas. In order to provide for indemnification of Medivation Indemnitees by Astellas for certain matters in relation to the CDx Agreement:

(a)Article 1 of the Collaboration Agreement shall be amended to add to the following defined term: “NanoString Agreement” means the Collaboration Agreement dated as of January 6, 2016, by and among NanoString Technologies, Inc., Medivation and Astellas.”;

(b)Section 12.2(b) of the Collaboration Agreement is hereby amended to add the following, before the semicolon and after “this Agreement”: “or under the NanoString Agreement”;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)Section 12.2(c) of the Collaboration Agreement is hereby amended to add the following, before the semicolon and after “Sublicensees”:  “in performing its obligations or exercising its rights under this Agreement or the NanoString Agreement”; and

(d)Section 12.2(d) of the Collaboration Agreement is hereby amended to add the following, before the semicolon and after “Sublicensees”:  “in performing its obligations or exercising its rights under this Agreement or the NanoString Agreement”.

7.3Indemnification of Astellas by Medivation. In order to provide for indemnification of Astellas Indemnitees by Medivation for certain matters in relation to the CDx Agreement:

(a)Section 12.1(a)(i) is hereby amended to add the following, before the semicolon and after “this Agreement”: “or under the NanoString Agreement”;

(b)Section 12.1(a)(ii) of the Collaboration Agreement is hereby amended to add the following, before the semicolon and after “sublicensees”:  “in performing its obligations or exercising its rights under this Agreement or the NanoString Agreement”; and

(c)Section 12.2(a)(iv) of the Collaboration Agreement is hereby amended to add the following, before the semicolon and after “sublicensees”:  “in performing its obligations or exercising its rights under this Agreement or the NanoString Agreement”.

7.4Shared Program Activities / Shared Program Damages.  For purposes of this Supplemental Agreement and the Collaboration Agreement, “Shared Program Activities” shall have the meaning set forth in the Collaboration Agreement, provided that activities with respect to a Collaboration Molecule or Product shall be understood to include activities with respect to a Product that consist of activities directed to the development or commercialization of (i) the CDx for use with the Product or (ii) the Product for use in conjunction with the CDx.

7.5Other Claims Between the Parties.  As between Medivation and Astellas, the [*] contained in Section 14.8 of the CDx Agreement (including [*] set forth therein) shall not apply to any claim, suit, proceeding or cause of action between Astellas and Medivation arising under or in connection with the Collaboration Agreement and/or the CDx Agreement, it being agreed that that Astellas and Medivation shall be subject only to the limitations on liability set forth in the Collaboration Agreement (including Section 16.11 thereof) with respect to any claim, suit, proceeding or cause of action between the Parties arising under or in connection with the CDx Agreement and/or the Collaboration Agreement.

Article 8

Dispute Resolution

8.1Coordination. To the extent there are related disputes under the Collaboration Agreement and the CDx Agreement that in each case have been referred to [*], the Parties will

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

endeavor to coordinate the resolution of all such disputes, including to the extent practicable by having the same [*] determine the disputed matters in similar timeframes.

8.2Resolution of Disputes.  Each of Medivation and Astellas agree that, except to the extent relating to the CDx, involving NanoString, or arising from a breach of the CDx Agreement, disputes between Medivation and Astellas (including in respect of Clinical Trials) shall to the extent practicable be resolved in accordance with the Collaboration Agreement rather than the CDx Agreement.

Article 9

Termination Matters

9.1Exercise of Right of [*] under the CDx Agreement.  The Parties acknowledge that, pursuant to Section 12.2 of the CDx Agreement, Medivation and Astellas jointly have the right to [*] the CDx Agreement with respect to [*] upon [*] written notice to NanoString.  Notwithstanding the joint nature of this right, in the event that [*] notifies [*] in writing that [*] desires to [*] the CDx Agreement [*], [*] shall cooperate with [*] and deliver to NanoString the notice required pursuant to Section 12.2 of the CDx Agreement to effect [*].  [*] shall provide such notice to NanoString jointly with [*] no more than [*] after receipt of notice from [*] requesting same.

Article 10

Miscellaneous

10.1Ownership of nCounter Systems.  The Parties agree that they shall jointly own (in equal shares) and hold title to the nCounter systems purchased under Section 8.2(a)(iii)(A) of the CDx Agreement.

10.2Coordination of Audits.  The Parties agree that they shall use good faith efforts to coordinate audits under Section 6.2 of the CDx Agreement, including to take account of audits required in support of Exploitation of the CDx in conjunction with the Product in the United States and the Licensed Territory.  Furthermore, the [*] permitted under Section 6.2(b) of the CDx Agreement shall be allocated as follows: (a) during the Initial Clinical Trial, Medivation shall have the right to appoint [*] and Astellas shall have the right to appoint [*]; and (b) upon Commercialization and thereafter, Medivation shall have the right to appoint [*] and Astellas shall have the right to appoint [*].

10.3Medivation Affiliates.  Medivation, Inc. shall cause its Affiliates (as defined in the CDx Agreement as parties to the CDx Agreement) to be bound by the terms and conditions of this Supplemental Agreement.

10.4Entire Agreement; Amendment.  This Supplemental Agreement, together with the terms and conditions of the CDx Agreement that contain rights and obligations of MDV and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

API in relation to one another, and the Collaboration Agreement, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings between the Parties existing as of the Effective Date with respect to the subject matter hereof.  Notwithstanding the preceding sentence, the Parties intend for the CDx Agreement and the Collaboration Agreement to remain in full force and effect, subject to the terms and conditions of this Supplemental Agreement.  No subsequent alteration, amendment, change or addition to this Supplemental Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

10.5Assignment.  Neither Party may assign or transfer this Supplemental Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment without the other Party’s consent to Affiliates or to a successor to which such Party assigns its rights and obligations under the Collaboration Agreement in accordance with the terms and conditions thereof.  Any permitted successor or assignee of rights and/or obligations hereunder shall, in a writing to the other Party, expressly assume such rights and/or obligations (and in any event, any Party assigning this Supplemental Agreement to an Affiliate shall remain bound by the terms and conditions hereof).  Any permitted assignment shall be binding on the successors of the assigning Party.  Any assignment or attempted assignment by either Party in violation of the terms of this Section 10.5 shall be null, void and of no legal effect.

10.6Other Provisions.  Sections 16.2 (Force Majeure), 16.3 (Notices), 16.4 (No Strict Construction; Headings), 16.8 (Performance by Affiliates), 16.9 (Further Actions), 16.12 (Severability), 16.13 (No Waiver), 16.14 (Independent Contractors) and 16.15 (Counterparts),  of the Collaboration Agreement, and Article 15 (Dispute Resolution) of the Collaboration Agreement, shall apply to this Supplemental Agreement on a mutatis mutandis basis.

[Signature Page Follows]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In Witness Whereof, the Parties have executed this Supplemental Agreement in duplicate originals by their duly authorized officers as of the Effective Date.

Medivation, Inc. (on behalf of itself and its Affiliates (as defined in the CDx Agreement))		Astellas Pharma Inc.

By:	/s/ Andrew Powell	By:

Name:	Andrew Powell	Name:

Title:	Secretary	Title:

Medivation Prostate Therapeutics, Inc.		Astellas US LLC

By:	/s/ Andrew Powell	By:

Name:	Andrew Powell	Name:

Title:	Secretary	Title:

Supplemental Agreement

In Witness Whereof, the Parties have executed this Supplemental Agreement in duplicate originals by their duly authorized officers as of the Effective Date.

Medivation, Inc. (on behalf of itself and its Affiliates (as defined in the CDx Agreement))	Astellas Pharma Inc.

By:	By:	/s/ Chihiro Yokota

Name:	Name:	Chihiro Yokota

Title:	Title:	Executive Vice President

Medivation Prostate Therapeutics, Inc.	Astellas US LLC

By:	By:

Name:	Name:

Title:	Title:

Supplemental Agreement

In Witness Whereof, the Parties have executed this Supplemental Agreement in duplicate originals by their duly authorized officers as of the Effective Date.

Medivation, Inc. (on behalf of itself and its Affiliates (as defined in the CDx Agreement))	Astellas Pharma Inc.

By:	By:

Name:	Name:

Title:	Title:

Medivation Prostate Therapeutics, Inc.	Astellas US LLC

By:	By:	/s/ Masao Yoshida

Name:	Name:	Masao Yoshida

Title:	Title:	President and CEO

Supplemental Agreement